Exhibit 10.4

AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) among Lippert Components Manufacturing, Inc. (“ Buyer”), Banks Corporation (“Seller”) and William P. Banks and John J. Banks (collectively, the “Shareholders”).

1.

Buyer, Seller and the Shareholders are parties to a certain Asset Purchase Agreement (the “Agreement”), entered into on the date hereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2.	Buyer, Seller and the Shareholders desire to amend the Agreement by entering into this Amendment.

NOW, THEREFORE, good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

1.          Notwithstanding anything to the contrary contained in the Agreement or the Schedules thereto, the following equipment (the “Equipment”) shall be included in the Purchased Assets purchased by Buyer and shall not be part of the Excluded Assets:

135 ton Cincinati brake press (Asset #704)
150 ton Clearing Niagra punch press (Asset #1549)
8 ft. Chicago D&K brake press

2.          After the Closing Date, Buyer will manufacture and sell chassis parts to M-TEC Corporation (“M-TEC”), at prices mutually acceptable to Buyer and M-TEC.

3.          During the six-month period commencing on the Closing Date (the “Period”), Seller will in good faith seek to locate and purchase replacement equipment substantially similar to the Equipment (“Replacement Equipment”). Promptly after Seller purchases the Replacement Equipment, Buyer will pay to Seller an aggregate amount equal to the actual purchase price for the Replacement Equipment and costs of delivery to M-TEC in Elkhart, IN., but not in excess of One Hundred Fifty Thousand ($150,000) Dollars.

4.          If Seller is not able to purchase Replacement Equipment as aforesaid prior to expiration of the Period, Buyer will:

Exhibit 10.4

4.1              Promptly after expiration of the Period, pay to Seller One Hundred Fifty Thousand ($150,000), and

4.2              Continue to manufacture and sell chassis parts to M-TEC in accordance with the provisions of paragraph 2 hereof unless either Buyer or M-TEC gives not less than sixty (60) days written notice of termination of such arrangement.

5.                 Except as otherwise expressly set forth herein, all terms and provisions of the Agreement shall remain in full force and effect.

Dated:	May 9, 2005

Banks Corporation	Lippert Components Manufacturing, Inc.

By_____________________________	By_______________________________

Shareholders:

________________________________

William P. Banks

________________________________

John K. Banks